United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 24, 2019
Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway Suite 155 Alpharetta, GA	30004
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 935-5961

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	PRTH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2019, Priority Technology Holdings, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). A total of 61,711,046 shares, or approximately 92.05%, of the Company’s outstanding shares of common stock as of the record date for the Annual Meeting, were represented in person or by proxy at the Annual Meeting, constituting a quorum. At the Annual Meeting, the stockholders of the Company voted on the following two proposals:

Proposal 1 - Election of Directors.

The Company’s stockholders elected each of the persons listed below to serve as director until the next annual meeting in 2020, or until his earlier resignation, death, or removal. The votes were cast as follows:

Name of Nominee	For	Against	Abstain	Broker Non-Votes

Thomas Priore	61,165,662	545,384	0	0
John Priore	61,162,059	548,987	0	0
William Gahan	61,168,988	540,558	1,500	0
Matthew Kearney	61,168,988	540,558	1,500	0
Michael K. Passilla	61,387,086	322,460	1,500	0

Proposal 2 - Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

The Company’s stockholders ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes

61,691,632	17,800	1,614	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2019

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer